Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-282818), Form S-8 (No. 333-228708) and Form S-8 (No. 333-184035) of Sunoco LP of our report dated September 4, 2025 relating to the financial statements of Parkland Corporation, which appears in the Current Report on Form 8-K of Sunoco LP dated September 4, 2025.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta

Canada

September 4, 2025